UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

May 21, 2015
Date of Report
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting") of Raven Industries, Inc. (the "Company") held on May 21, 2015, the Company's shareholders approved an amendment to the Company's 2010 Stock Incentive Plan, as amended (the "2010 Plan"). The amendment to the Plan increased the number of shares reserved for issuance thereunder by 750,000. For information regarding the 2010 Plan, as amended, please refer to the Company's definitive proxy statement for its 2015 Annual Meeting as filed with the SEC on April 9, 2015.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders at the 2015 Annual Meeting:

		Votes For	Votes Against/Withheld	Broker Non-Votes
1.	Election of Directors

	Jason M. Andringa	28,752,821.668	1,033,082.670	5,357,599.000
	Thomas S. Everist	28,846,605.343	939,298.995	5,357,599.000
	Mark E. Griffin	28,838,037.343	947,866.955	5,357,599.000
	Kevin T. Kirby	28,758,532.688	1,027,371.670	5,357,599.000
	Marc E. LeBaron	28,615,350.222	1,170,554.116	5,357,599.000
	Cynthia H. Milligan	28,972,621.273	813,283.065	5,357,599.000
	Daniel A. Rykhus	28,726,305.611	1,059,598.727	5,357,599.000

		Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
2.	A non-binding advisory vote the compensation of our executive officers disclosed in the proxy statement.
		29,010,342.743	624,849.680	150,711.915	5,357,599.000

		Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
3.	Amendment to the Company's Amended and Restated 2010 Stock Incentive Plan.	28,644,181.831	1,048,803.478	92,919.029	5,357,599.000

		Votes For	Votes Against/Withheld	Abstentions
4.	Ratification of the appointment of PricewaterhouseCoopers as the Independent Registered Public Accounting Firm.	34,896,454.111	107,413.396	139,635.831

Based upon the submission of proxies and ballots by the required votes all directors/nominees have been elected, the executive compensation and Amendment to the Amended and Restated 2010 Stock Incentive Plan were approved and PricewaterhouseCoopers, LLP has been ratified as the company’s accounting firm.

Each proposal was approved by the Company’s stockholders by the required vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Stephanie Herseth Sandlin
General Counsel and Vice President - Corporate Development

Date: May 26, 2015